     As filed with the Securities and Exchange Commission on July 20, 1998
                                                      Registration No. 333-49699
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               POST EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                  FOSSIL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 75-2018505
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

      2280 NORTH GREENVILLE AVENUE                 T.R. TUNNELL, ESQ.
        RICHARDSON, TEXAS  75082            SENIOR VICE PRESIDENT AND CHIEF
             (972) 234-2525                          LEGAL OFFICER
                                             2280 NORTH GREENVILLE AVENUE
                                                RICHARDSON, TEXAS  75082
                                                    (972) 699-2139

  (Name, address, including zip code,       (Name, address, including zip code,
 and telephone number, including area         and telephone number, including
    code, of registrant's principal           area code, of registrant's agent
          executive offices)                          for service)

                                   Copies to:

        RONALD J. FRAPPIER, ESQ.                  BRUCE MENDELSOHN, ESQ.
          JENKENS & GILCHRIST,                     AKIN, GUMP, STRAUSS,
      A PROFESSIONAL CORPORATION                   HAUER & FELD, L.L.P.
     1445 ROSS AVENUE, SUITE 3200              1333 NEW HAMPSHIRE AVENUE, N.W.
         DALLAS, TEXAS  75202                      WASHINGTON, D.C. 20036
            (214) 855-4500                            (202) 887-4000

          APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE
PUBLIC: As soon as practicable after May 5, 1998.

                             ---------------------

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering.   / /

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                             ---------------------

                                EXPLANATORY NOTE

                 DEREGISTRATION OF UNSOLD SHARES OF COMMON STOCK

          Pursuant to its Registration Statement on Form S-3 (Registration No. 333-49699), Fossil, Inc., a Delaware corporation (the "Company"), registered 2,150,000 shares of its Common Stock, $0.01 par value ("Common Stock"), including 215,000 shares offered by the Company and 1,935,000 shares offered by four Selling Shareholders. Additionally, the Company registered 322,500 shares of Common Stock pursuant to an over-allotment option granted by one of the Selling Shareholders to the Underwriters. Effective May 5, 1998, 2,150,000 shares of the Common Stock were sold, with 215,000 shares sold by the Company and 1,935,000 shares sold by the Selling Shareholders. Subsequently, the Underwriters exercised the over-allotment option. However, the over-allotment option was not fully exercised. Only 152,500 shares of Common Stock granted pursuant to the over-allotment option were exercised. Accordingly, the Company hereby deregisters the remaining 170,000 shares of Common Stock that were not sold pursuant to the Registration Statement and as a result of the partial exercise of the over-allotment option.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson and the State of Texas, on July 20, 1998.

                                             FOSSIL, INC.

                                       By:  /s/ Tom Kartsotis*
                                            ------------------------------------
                                            TOM KARTSOTIS, CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER


          Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               CAPACITY                      DATE

/s/ Tom Kartsotis*            Chairman of the Board, Chief         July 20, 1998
-----------------------       Executive Officer and Director
TOM KARTSOTIS                 (Principal Executive Officer)


/s/ Kosta N. Kartsotis*       President and Chief Operating        July 20, 1998
-----------------------       Officer and Director
KOSTA N. KARTSOTIS


/s/ Randy S. Kercho*          Executive Vice President,            July 20, 1998
-----------------------       Chief Financial Officer and
RANDY S. KERCHO               Treasurer (Principal Financial
                              and Accounting Officer)


/s/ Michael W. Barnes*        Executive Vice President             July 20, 1998
-----------------------       And Director
MICHAEL W. BARNES


/s/ Jal S. Shroff*            Director                             July 20, 1998
-----------------------
JAL S. SHROFF


/s/ Kenneth W. Anderson*      Director                             July 20, 1998
-----------------------
KENNETH W. ANDERSON


/s/ Alan J. Gold*             Director                             July 20, 1998
-----------------------
ALAN J. GOLD


/s/ Donald J. Stone*          Director                             July 20, 1998
-----------------------
DONALD J. STONE


*By:  /s/ T.R. Tunnell
     ------------------
     T.R. TUNNELL,
     AGENT AND ATTORNEY-IN-FACT